SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 17, 2009

BANKRATE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-25681	65-0423422
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11760 U.S. Highway One
North Palm Beach, Florida		33408
(Address of Principal Executive Offices)		(Zip Code)

(561) 630-2400
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

x Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

Bankrate, Inc. announced in its Amendment No. 3 to its Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission on August 17, 2009, preliminary financial results for the month ended July 31, 2009. As described therein, subject to final adjustments, including normal quarter- and year-end adjustments, total revenue for July 2009 was $10.3 million compared to $9.7 million for June 2009 and $15.1 million in July 2008. Bankrate reported a net loss of $523,000 or $0.03 per fully diluted share in July 2009, compared to net income of $770,000, or $0.04 per fully diluted share in June 2009 and $1.9 million, or $0.10 per fully diluted share in July 2008. Earnings per fully diluted share, excluding share-based compensation expense and non-recurring deal-related costs (“Adjusted EPS”), was $0.03 for July 2009, compared to Adjusted EPS of $0.07 for June 2009 and $0.13 for June 2008. The number of fully diluted shares used to calculate the above was determined as of the quarter ended June 30, 2009 for both the July 2009 and June 2009 calculations and as of the quarter ended June 30, 2008 for the July 2008 calculations.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), including share-based compensation expense and non-recurring deal-related costs were $211,000 in July 2009, compared to $2.4 million in June 2009 and $3.9 million in July 2008. Earnings before interest, taxes, depreciation, and amortization, excluding share-based compensation expense of $842,000 in July 2009 and non-recurring deal-related costs of $1.2 million in July 2009 (there were no such non-recurring deal-related costs in June 2009 or July 2008) (“Adjusted EBITDA”), were $2.2 million in July 2009, compared to $3.3 million in June 2009 and $5.1 million in July 2008.

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS and Operating EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this section have been reconciled to the nearest GAAP measure.

The July 2009 estimated results are preliminary and subject to completion of Bankrate’s quarterly closing process and the customary review by its external auditors. Accordingly, such estimated results are subject to change.

Bankrate, Inc.
Condensed Consolidated Statements of Income
GAAP Basis
(In thousands, except share and per share amounts)
(Unaudited)

	2009		2008
	July	June	July

Revenue	$10,314	$9,713	$15,118

Cost of revenue(1)	4,710	4,018	6,446
Gross margin	5,604	5,695	8,672
Operating expenses(1):
Sales	756	629	764
Marketing	1,004	764	1,190
Product development	609	367	671
General and administrative	1,840	1,510	2,182
Non-recurring deal-related costs	1,184	-	-
Depreciation and amortization	1,115	1,107	669
	6,508	4,377	5,476
Income from operations	(904)	1,318	3,196

Interest income	3	9	129
Income before income taxes	(901)	1,327	3,325
Income tax expense	378	(557)	(1,397)
Net income	$(523)	$770	$1,928
Basic and diluted net income per share
Basic	$(0.03)	$0.04	$0.10
Diluted	$(0.03)	$0.04	$0.10
Shares used in computing basic net income per
share	18,824,428	18,824,428	18,907,321
Shares used in computing diluted net income per
share	19,379,325	19,379,325	19,557,759

(1) Includes share-based compensation expense as
follows:

Cost of revenue	$107	$67	$202
Other expenses:
Sales	163	97	172
Marketing	46	19	67
Product development	54	11	94
General and administrative	472	726	687
	$842	$920	$1,222

Bankrate, Inc.
Non-GAAP Measures Reconciliation
(In thousands, except share and per share amounts)
(Unaudited)

	2009		2008
	July	June	July

Revenue	$10,314	$9,713	$15,118
Cost of revenue	4,603	3,951	6,244
Gross margin	5,711	5,762	8,874
Operating expenses:
Sales	593	532	592
Marketing	958	745	1,123
Product development	555	356	577
General and administrative	1,368	784	1,495
Share-based compensation expense	842	920	1,222
Non-recurring deal-related costs	1,184	-	-
Depreciation and amortization	1,115	1,107	669
	6,615	4,444	5,678
Income from operations	(904)	1,318	3,196

Interest Income	3	9	129

Income before income taxes	(901)	1,327	3,325
Income tax benefit (expense)	378	(557)	(1,397)
Net income	$(523)	$770	$1,928

Basic and diluted net income per share:
Basic	$(0.03)	$0.04	$0.10
Diluted	$(0.03)	$0.04	$0.10

Adjusted EPS	$0.03	$0.07	$0.13
Shares used in computing basic net income per
share, GAAP Basis	18,824,428	18,824,428	18,907,321
Shares used in computing diluted net income per
share, GAAP basis	19,379,325	19,379,325	19,557,759
Shares used in computing diluted net income per
share, Non-GAAP basis	19,658,662	19,658,662	19,909,843

Bankrate, Inc.
Non-GAAP Measures Reconciliation
(In thousands, except share and per share amounts)
(Unaudited)

	2009		2008
	July	June	July

Revenue	$10,314	$9,713	$15,118

IBT	(901)	1,327	3,235
Tax (provision) benefit	378	(557)	(1,397)
Net income (loss)	(523)	770	1,928
GAAP Fully diluted earnings (loss) per share	$(0.03)	$0.04	$0.10
Shares used in computing diluted net income per share,
GAAP basis	19,379,325	19,379,325	19,557,759

Adjusted EPS-
Net income (loss), GAAP basis	(523)	770	1,928
Share-based compensation expense, net of tax	505	552	733
Non-recurring deal-related costs, net of tax	687	-	-
Net income excluding share-based compensation	669	1,322	2,661
expense and non-recurring deal related costs-
Per diluted share	$0.03	$0.07	$0.13
Shares used in computing diluted net income per share,
excluding the impact of applying SFAS No. 123R	19,658,662	19,658,662	19,909,843

EBITDA-
Income from operations, GAAP basis	(904)	1,318	3,196
Depreciation and amortization	1,115	1,107	669
	211	2,425	3,865
Adjusted EBITDA-
Income from operations, GAAP basis	$(904)	$1,318	$3,196
Share-based compensation expense	842	920	1,222
Depreciation and amortization	1,115	1,107	669
Non-recurring deal-related costs, net of tax	1,184	-	-
Adjusted EBITDA	$2,237	$3,345	$5,087

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Bankrate and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the stock market and other capital markets, the strength of the United States economy in general, and risks to the consummation of Bankrate’s pending acquisition by affiliates of Apax Partners, L.P., including the risk that a condition to closing of such transaction may not be satisfied. These and additional important factors to be considered are set forth under “Introductory Note,” “Item 1A. Risk Factors,” “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

SIGNATURE

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 2009

BANKRATE, INC.

By: /s/ Edward J. DiMaria
Name:	Edward J. DiMaria
Title:	Senior Vice President
Chief Financial Officer